Exhibit 99.1

FOR IMMEDIATE RELEASE

Aircastle to Announce Third Quarter 2017 Earnings on November 2, 2017

Stamford, CT. October 19, 2017 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its third quarter financial results for the period ended September 30, 2017 on November 2, 2017 before the market opens.
In connection with the earnings release, management will host an earnings conference call on Thursday, November 2, 2017 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 239-9838 (from within the U.S. and Canada) or (323) 794-2551 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “4661189”.
A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, December 2, 2017 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1757279”.
About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2017, Aircastle owned and managed on behalf of its joint ventures 203 aircraft leased to 71 customers located in 38 countries.

Contacts:

Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.
SOURCE: Aircastle Limited

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